UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD		21074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements.

On April 28. 2026, the Board of Directors of Farmers and Merchants Bancshares, Inc. (the “Company”) amended and restated the Farmers and Merchants Bancshares, Inc. 2023 Equity Compensation Plan (as amended and restated, the “Plan”) to authorize the issuance thereunder of an additional 200,000 shares (the “Additional Shares”) of the Company’s common stock, par value $.01 per share, bringing the total number of shares authorized for issuance under the Plan to 230,000.

A summary of the terms of the Plan was included in Item 5.02 of the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2023, which summary is incorporated herein by reference.

The Company intends to file a Registration Statement on Form S-8 with the SEC under the Securities Act of 1933, as amended, to register the offer and sale of the Additional Shares pursuant to the Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Amended and Restated Farmers and Merchants Bancshares, Inc. 2023 Equity Compensation Plan (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: April 29, 2026	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO

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